Exhibit 10.24
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BETA SYSTEMS SUPPORT SERVICES AGREEMENT

FOR PROGINET CORPORATION

DATED AS OF OCTOBER 1, 2008

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BETA SYSTEMS SUPPORT SERVICES AGREEMENT

This Support Services Agreement (the “Services Agreement”), dated as of October 1, 2008 (the “Effective Date”), is between Beta Systems Software of Canada Ltd. (“Beta Systems” or “Beta”), and Proginet Corporation, a Delaware corporation with its principal offices at 200 Garden City Plaza, Garden City, NY 11530 (“Proginet”). Proginet and Beta Systems may be referred to in this Services Agreement individually as a “Party” and together as the “Parties.”

WHEREAS, pursuant to that Asset Exchange Agreement (the “Asset Exchange Agreement”), dated as of the date hereof, by and among Proginet and Beta and Beta Systems Software of North America, Inc. (“Beta America”), certain license and maintenance agreements relating to the Transferred Products (as defined herein) have been transferred to Proginet by Beta America or one of its Affiliates; and

WHEREAS, pursuant to that Master Distributor Agreement, dated as of the date hereof, by and between the Parties (the “Master Distributor Agreement”), Beta Systems Software AG has become the exclusive distributor of the Transferred Products in Europe, Eastern Europe, and Israel; and

WHEREAS, in connection with the execution of the Asset Exchange Agreement and the Master Distributor Agreement, Beta has agreed to provide, and Proginet has agreed to purchase, certain maintenance and support services for the Transferred Products on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth herein, and intending to be legally bound, Beta Systems and Proginet agree as follows:

ARTICLE I - DEFINITIONS AND CONVENTIONS; TRANSITION

Section 1.01.   Definitions.  Certain terms used in this Services Agreement are defined in Schedule 1.01.  Other terms used in this Services Agreement are defined in the context in which they are used.

Section 1.02.   Conventions.  Unless the context otherwise requires, in this Services Agreement:  (i) “Article,” “Section,” “Paragraph,” and “Schedule” refer to an Article, Section, Paragraph, or Schedule of this Services Agreement; (ii) “hereof,” “herein,” “hereby,” and similar words refer to this  Services Agreement; (iii) words of gender include each other gender; and (iv) “including” means “including without limitation.”

Section 1.03.    Schedules.  The following Schedules are attached to, and constitute a part of, this Services Agreement:

Schedule 1.01              Definitions
Schedule 2.01              Scope of Services
Schedule 2.01-A          Support Level Requirements
Schedule 2.02              Customers
Schedule 3.01              Service Fees
Schedule 5.02              Change Control Process

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ARTICLE II - SUPPORT  SERVICES

Section 2.01.   Responsibilities of Beta Systems.  Beta Systems will provide the support and maintenance services described on Schedule 2.01 (the “Services”) to Proginet in accordance with the terms and conditions of this Services Agreement.  Without limiting the foregoing, Beta Systems will: (i) provide Level 2 & 3 or Level 1, 2 & 3 (depending on the Customer’s geographic location) technical support under all Customer Contracts; (ii) maintain an on-line inquiry capability for Proginet; (iii) provide to Proginet the reports specified in Schedule 2.01, and (iv) provide the Services in accordance with the Support Levels set forth on Schedule 2.01-A.

Section 2.02.   Responsibilities of Proginet.  Subject to the terms, specifications and qualifications in Schedule 2.01, Proginet will: (i) provide Level 1 technical support for Proginet Customers based in Non-European Locations for the Transferred Products, such support to commence 90 days following the Effective Date; (ii) enter into and administer all Proginet Contracts at its own expense; (iii) provide direction concerning the prioritization of Beta System’s provision of the Services; (iv) provide Beta Systems at least 30 days’ prior notice of the termination or expiration of any Proginet Contract.

Section 2.03.   Subcontractors.  Beta Systems shall directly render the Services exclusively through its employees and agents under its control. Prior to subcontracting any of the Services, Beta shall notify Proginet of any proposed subcontractor, and upon Proginet’s reasonable and good faith objection to either the identify of the proposed subcontractor or the fact that Beta Systems is subcontracting such Service, the Parties shall meet and attempt to mutually resolve the issue.  Failure by Proginet to respond to such Beta Systems’ notice shall not prevent Beta Systems from engaging any proposed subcontractor.  No subcontracting shall release Beta Systems from its responsibility for its obligations under this Services Agreement. Beta Systems shall be responsible for the work and activities of each of Beta’s agents, including compliance with the terms of this Services Agreement, including with respect to Confidential Information under Article VII

Section 2.04.   No Exclusivity.  Nothing in this Services Agreement will prevent Proginet from providing to itself (or contracting a third party to provide) all or any part of the Services.  In the case of any such insourcing or resourcing by Proginet, the Parties shall negotiate an equitable reduction in the Service Fees set forth in Schedule 3.01 in respect of such reduced Service responsibility.

ARTICLE III - BILLING AND COLLECTION

Section 3.01.   Service Fees. In consideration of the Services provided by Beta Systems to Proginet during the Term, Proginet will pay to Beta Systems the Service Fees calculated in accordance with Schedule 3.01.

Section 3.02.   Payment Terms.  On or about the 10th day of each calendar month, Proginet will deliver a report detailing the gross revenue received under the then-current Proginet Contracts from support and maintenance services for the Transferred Products in the prior month.  The Service Fees due to Beta Systems per Schedule 3.01 will be computed based on such report, and the calculated amount promptly remitted to Beta Systems.  In the case of other fees due to Beta Systems, Proginet shall pay all undisputed amounts to Beta Systems hereunder within 30 days of receipt of invoices submitted by Beta Systems.

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Section 3.03.   Method of Payment.  Proginet shall remit all payments via electronic funds transfer in US Dollars via ACH CCD + or CTX format to the following account (or such other account as from time to time may be designated in writing by Beta Systems for this purpose): [***]

Section 3.04.   Unpaid Invoices.  Any undisputed amount remaining unpaid for more than 30 days from the due date shall accrue interest at a rate of the lesser of 1.5% per month or the highest rate allowed by Law.  Beta Systems may add the amount of any such interest or late charge to an invoice rendered by Beta Systems to Proginet pursuant to Section 3.02.  With respect to amounts disputed in good faith by Proginet, the undisputed portion shall be paid as provided in this Services Agreement.  Upon resolution of the disputed portion, any amounts owed to Beta Systems shall be paid promptly with interest at the rate above, which shall accrue from the date these amounts were originally due.  The Parties will resolve any such dispute in accordance with the procedures set forth in Section 11.05.

Section 3.05.   Taxes. The Parties’ responsibilities for taxes are as follows:

(a)
The Services Fees paid by Proginet pursuant to Schedule 3.01 shall be inclusive of all sales, services, use or VAT taxes applicable to the Services provided hereunder. Each Party shall be responsible for taxes based on its own net income, employment taxes of its own employees, and for taxes on any property it owns or leases.  Each Party shall comply with all withholding and remittance obligations.

(b)
The Parties will cooperate with each other to minimize their tax liabilities to the extent legally permissible.  Each Party will promptly notify the other Party of any claim for taxes asserted by any applicable taxing authority for which the other Party is responsible hereunder.  The Parties will coordinate their response to, and settlement of, any such claim.  With respect to any claim arising out of a form or return signed by a Party, such Party will be entitled to control the response to, and settlement of, such claim but the other Party will have the right to participate to the extent it is affected.  A Party will be entitled to any tax refunds or rebates granted in respect of taxes paid by that Party.

Section 3.06.   Accountability and Recordkeeping.  Proginet will maintain complete records of, and supporting documentation for, all monthly reports sent to Beta Systems pursuant to Section 3.02.  Beta Systems will maintain complete records of, and supporting documentation for all Services provided to Proginet.  All such records and supporting documentation shall be made available for review by either Party or its agents on an annual basis.  Proginet shall also have the right, upon reasonable notice, to audit Beta Systems’ performance of the Services on an annual basis.

ARTICLE IV - REPRESENTATIONS AND WARRANTIES

Section 4.01.   Representations and Warranties of Both Parties.  Each Party represents and warrants to the other Party that: (i) such Party is duly organized, validly existing, and in good standing under the Laws of its jurisdiction of organization; (ii) such Party has all requisite corporate or other power and authority to enter into this Services Agreement and to perform its obligations hereunder; (iii) the execution, delivery and performance of this Services Agreement by such Party have been duly authorized by all requisite corporate or other action on the part of such Party; (iv) this Services Agreement has been duly executed and delivered by such Party and (assuming the due authorization, execution and delivery hereof by the other Party) is a valid and binding obligation of such Party, enforceable against such Party in accordance with its terms; and (v) the execution, delivery and performance of this Services Agreement by such Party will not: (a) conflict with or result in a violation or breach of any of the charter, bylaws or other organizational documents of such Party; (b) conflict with or result in a violation or breach of any Law or Order applicable to such Party; or (c) conflict with or result in a violation or breach of any Contract to which such Party is a party.

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Section 4.02.    Additional Warranties of Beta Systems.

(a)
Viruses.  Beta shall use commercially reasonable efforts to prevent the introduction of viruses, Trojan horses, worms, spyware or similar items into the systems utilized to provide the Services, provided that in the event a virus or similar item is found to have been introduced into such systems, Beta shall use commercially reasonable efforts to mitigate the effects of the virus or similar item and, if the virus or similar item causes a loss of operational efficiency or loss of data, mitigate and restore such losses.

(b)
Disabling Code.  Except with respect to pre-existing license key functionality built into the Transferred Products, Beta shall not knowingly insert into the software used to provide the Services any code that would have the effect of disabling, damaging, erasing, delaying or otherwise shutting down all or any portion of the Services. If at any time the licensor of any Beta third party software shall invoke or threaten to invoke any disabling code in Beta third party software licensed to Beta which could adversely affect the Services, Beta shall use commercially reasonable efforts to preclude such action on the part of such licensor. If Beta unknowingly inserts in the software used to provide the Services any such disabling code, Beta shall use commercially reasonable efforts to mitigate the effects of same.

(c)
Defects.  The provision of the Services by Beta shall be free from defects in materials, design, and workmanship, and in conformance with any applicable documentation, manuals, specifications, or documented requirements existing as of the Effective Date, and shall be free and clear of any liens, claims, charges, debts or other encumbrances other than rights of third parties disclosed to Proginet. Proginet’s sole and exclusive remedy for any breach of such warranty will be the correction by Beta of any defects in the provision of the Services that cause the Services to not substantially conform to the applicable design specifications.

(d)
Data Privacy.  The Services will meet or exceed all privacy, data segregation and data and physical security requirements imposed by Law and will remain in compliance at all times in accordance with the requirements of Section 5.02 and Article VII.

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Section 4.03.    Pass-Through Warranties.  With respect to all third-party products and services purchased by Beta Systems for Proginet (if any) in connection with the provision of the Services, Beta will pass through or assign to Proginet the rights Beta obtains from the manufacturers and/or vendors of such products and services (including warranty and indemnification rights), all to the extent that such rights are assignable; and, to the extent not assignable, Beta shall exercise its commercially reasonable efforts to assist Proginet in enforcing such warranties and rights.

Section 4.04.    Continuing Representations and Warranties.  The representations and warranties contained in this Article will survive the execution and delivery of this Services Agreement and continue in effect during the Term.

ARTICLE V - COVENANTS

Section 5.01.    Covenants of Beta Systems.  Beta Systems covenants that (i) the Services will be performed in a good and workmanlike manner in accordance with customary industry standards applicable to the type of services being provided, (ii) Beta Systems will use adequate numbers of qualified individuals with suitable training, education, expertise, experience, know-how, competence and skill to perform the Services, and (iii) Beta Systems has, or will have at the relevant time, the resources, capacity, expertise and ability in terms of equipment, software, know-how and personnel to provide the Services.

Section 5.02.    Covenants of Both Parties.

(a)
Each Party will comply with all Laws and Orders applicable to its respective business and facilities.  Without limiting the generality of the preceding sentence, and with respect to the Services, (i) Beta Systems shall comply with all Laws and Orders applicable to it as a provider of application maintenance and support services, generally, and the provider of the Services, specifically, and (ii) Proginet shall comply with all Laws and Orders applicable to (a) Proginet as the recipient of the Services and (b) its lines of business or types of business activities (“Proginet’s Business”).

(b)
Notwithstanding paragraph (a) above, Beta Systems will be required to comply with Laws and Orders that are specific to Proginet’s Business solely to the extent that (i) such Laws and Orders directly relate to and affect Beta Systems’ provision of the Services and its performance under this Services Agreement, and (ii) Proginet provides advance written notice to Beta Systems of the existence of Laws and Orders (and any changes with respect thereto) that are specific to Proginet’s Business and the manner in which Proginet requires Beta Systems to comply with such Laws and Orders.  Nothing in this Services Agreement will require Beta Systems to undertake activities that would require it to apply to, register with, or become authorized by any Governmental or Regulatory Authority under Laws or Orders that are specifically applicable to Proginet’s Business.

(c)
Any changes to Beta Systems’ responsibilities under this Services Agreement as a result of any changes to Laws or Orders that are specific to Proginet’s Business after the Effective Date shall be agreed in writing between the Parties pursuant to the Change Control Process set forth in Schedule 5.02.

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(d)
Subject to the foregoing, each Party covenants that such Party will obtain all Permits (if any) required by such Party under Laws and Orders for which it is responsible pursuant to this Section 5.02 in connection with the performance of its obligations to the other Party hereunder.

ARTICLE VI - PROPRIETARY RIGHTS

Section 6.01.    Rights in Proginet’s Products.  All work products and other materials, including all software programs in both source code, object code, reports, documents, templates, studies, specifications, business methods, tools, methodologies, processes, techniques, solution construction aids, analytical frameworks, algorithms, know-how, products, documentation and abstracts, that Beta Systems uses or develops (either independently or in concert with Proginet or third parties) in connection with the provision of the Services to Proginet pursuant to this Services Agreement (including development services delivered pursuant to a Statement of Work under Schedule 3.01) and all Intellectual Property rights therein or with respect thereto shall be and remain the sole and exclusive property of Proginet.  Beta Systems agrees to cooperate in good faith with Proginet to execute any document or take any other action required to effectuate the intent of this Section 6.01.

Section 6.02.    Proprietary Rights in Third Party Licensed Property.  Subject to Proginet’s prior written consent, Beta Systems may utilize third party technology, products and Intellectual Property to facilitate its provision of the Services; provided, however, that no such third party technology, products or Intellectual Property shall be embedded in the Transferred Products or the Services without Proginet’s express written consent (i) identifying the applicable third party materials and (ii) specifying Proginet’s rights to use such third party materials in production following delivery by Beta Systems.

Section 6.03.    Grant of License.  Proginet grants to Beta Systems, solely for the provision of the Services under this Services Agreement, a non-exclusive, non-transferable, worldwide, royalty-free, term license to use, modify, support and maintain the Transferred Products (the “Harbor License”) to the extent necessary (i) to provide the Services to Proginet, and (ii) for internal use for Beta and not for the benefit of third parties.  The Harbor License shall terminate at the conclusion of the Exit Services, as defined in Section 10.06 below.

ARTICLE VII - CONFIDENTIALITY

Section 7.01.    Confidential Information.  During the course of Beta Systems performing the Services for Proginet, each Party may be given access to information (in hardcopy or electronic form) that relates to the other’s past, present or future research, development, strategy, business activities, customers, products, services or technical knowledge, pricing, or pricing discounts, which is identified by the discloser as confidential (the “Confidential Information”).  Without limiting the foregoing, Confidential Information shall include all information disclosed by one Party to the other in connection with Services that is (i) identified by the disclosing Party as confidential, or (ii) would be understood to be confidential by a reasonable person. In connection with Confidential Information, the following provisions will apply:

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(a)
The Confidential Information of the discloser may be used by the receiver only in connection with the Services and may be copied or reproduced only to the extent reasonably necessary for the receiver to perform its obligations.

(b)
Each Party agrees to protect the confidentiality of the Confidential Information of the other in the same manner that it protects the confidentiality of its own proprietary and confidential information of like kind, but in no event will either Party exercise less than reasonable care in protecting such Confidential Information.  Access to the Confidential Information will be restricted to Beta Systems and Proginet personnel (including such personnel employed by affiliated entities) engaged in a use permitted hereby.

(c)
All Confidential Information made available by either Party, including copies of the Confidential Information, shall be returned or destroyed upon the first to occur of (i) completion of the Services or (ii) request by the discloser, unless the receiver is otherwise allowed to retain such Confidential Information; provided, however, that if any Confidential Information of the receiver becomes inextricably commingled with Confidential Information of the discloser, then such commingled Confidential Information will be destroyed rather than returned to the discloser.

(d)
If either Party receives a subpoena or other validly issued administrative or judicial process demanding Confidential Information of the other Party, it will promptly notify the other Party of such receipt and tender it to the defense of such demand.  After providing such notification, the Party receiving the subpoena will be entitled to comply with such subpoena or other process to the extent permitted by law; provided the Party receiving the subpoena shall disclose only such information as, in the opinion of its counsel, is necessary to comply with the subpoena and provided further, such Party shall use reasonable efforts to ensure that such information is given confidential treatment. The Services do not include Beta Systems acting as an expert witness or otherwise providing litigation support services.

(e)
For the avoidance of doubt, the terms and conditions of this Agreement, including without limitation the provisions herein with respect to Service Fees, will be deemed to be Confidential Information.  Notwithstanding anything to the contrary in this Section, Confidential Information will not include specific information that was:  (i) available to the public at the time of disclosure to such Party through no fault of such Party; (ii) published or otherwise made a part of the public domain through no fault of such Party; (iii) already in the possession of such Party, without such Party being under any obligation of confidentiality with respect thereto, at the time of disclosure by the other Party; (iv) received or obtained by such Party, without such Party assuming any obligations of confidentiality with respect thereto, from a third party which had a lawful right to disclose such Confidential Information to such Party; (v) independently developed by such Party without reference to any Confidential Information of the other Party and not in connection with the performance or receipt of the Services; or (vi) required to be disclosed or made publicly available by applicable Law or Order.

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Section 7.02.    Notification.  A Party who receives Confidential Information of the other Party will promptly notify the disclosing Party in the event of any disclosure or loss of Confidential Information other than as permitted by this Services Agreement.

Section 7.03.    Injunctive Relief.  The Parties acknowledge that any breach of any provision of this Article by a Party may cause immediate and irreparable injury to the other Party that cannot be adequately compensated for by damages.  Consequently, in the event of any such breach and in addition to all other remedies available at law or in equity, the injured Party will be entitled to seek injunctive relief from any court of competent jurisdiction, without bond or other security.

Section 7.04.    Use of Data Received from Proginet and Proginet Customers.  Beta Systems may use data received from Proginet and Proginet Customers solely to the extent necessary or reasonably related to providing the Services to Proginet and in accordance with any additional reasonable limitations provided to Beta Systems in writing sufficiently in advance of the applicability of such limitations. All such data shall be deemed to be Confidential Information of Proginet.

ARTICLE VIII - LIABILITY AND DAMAGES

Section 8.01.   Disclaimer of Warranties.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS SERVICES AGREEMENT, THE PARTIES MAKE NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING ANY MATTER, INCLUDING WARRANTIES OR CONDITIONS OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY, INFORMATIONAL CONTENT, SYSTEMS, INTEGRATION, NON-INFRINGEMENT, INTERFERENCE WITH ENJOYMENT, OR RESULTS TO BE DERIVED FROM THE USE OF ANY SERVICE, SOFTWARE, HARDWARE, DELIVERABLES, WORK PRODUCT OR OTHER MATERIALS PROVIDED UNDER THIS SERVICES AGREEMENT.  BETA SYSTEMS DOES NOT REPRESENT OR WARRANT THAT THE OPERATION OF ANY SOFTWARE WILL BE UNINTERRUPTED OR ERROR FREE.

Section 8.02.    Limitation on Damages.

(a)
SUBJECT TO THE EXCLUSIONS SET FORTH IN SECTION 8.02(b) BELOW AND EXCEPT IN THE CASE OF A PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, IF EITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY MATTER RELATING TO OR ARISING FROM THIS SERVICES AGREEMENT, WHETHER BASED UPON AN ACTION OR A CLAIM IN CONTRACT, WARRANTY, EQUITY, TORT, NEGLIGENCE, INTENDED CONDUCT OR OTHERWISE (INCLUDING ANY ACTION OR CLAIM ARISING FROM THE ACTS OR OMISSIONS, NEGLIGENT OR OTHERWISE, OF THE LIABLE PARTY), THE AGGREGATE AMOUNT OF DAMAGES RECOVERABLE AGAINST THE LIABLE PARTY WITH RESPECT TO ANY AND ALL BREACHES, PERFORMANCE, NONPERFORMANCE, ACTS OR OMISSIONS HEREUNDER WILL NOT EXCEED AN AMOUNT EQUAL TO THE SERVICE FEES PAID TO BETA SYSTEMS UNDER THIS SERVICES AGREEMENT DURING THE THREE-MONTH PERIOD IMMEDIATELY PRECEDING THE MOST RECENT EVENT.

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(b)
The liability limitations in Section 8.02(a) or 8.03 below will not apply to any Losses arising from (i) a breach of Article VII, (ii) Beta System’s obligations under Section 9.01(c), or (iii) Proginet’s non-performance of its payment obligations for Services provided.

Section 8.03.   Limitation on Category of Liability.  EXCEPT IN THE CASE OF A PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, IN NO EVENT WILL THE MEASURE OF DAMAGES PAYABLE BY EITHER PARTY INCLUDE, NOR WILL EITHER PARTY BE LIABLE FOR, ANY CONSEQUENTIAL, INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY OR PUNITIVE DAMAGES (INCLUDING DAMAGES DUE TO BUSINESS INTERRUPTION OR LOST PROFITS, SAVINGS, COMPETITIVE ADVANTAGE OR GOODWILL) ARISING FROM OR RELATED TO THIS SERVICES AGREEMENT, REGARDLESS OF THE TYPE OF CLAIM, WHETHER IN CONTRACT, TORT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY, WHETHER OR NOT FORESEEABLE, AND REGARDLESS OF THE CAUSE OF SUCH DAMAGES EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES IN ADVANCE.

ARTICLE IX - INDEMNIFICATION

Section 9.01.    Beta Systems’ Indemnity Obligations.  Beta Systems will indemnify, defend and hold harmless Proginet and its Affiliates and their directors, officers, employees and agents (the “Proginet Indemnified Parties”) from and against any and all Losses arising from claims by third parties, whether based in whole or in part in contract, tort, negligence, statute or otherwise, arising from:

(a)  the death of or bodily injury to any employee or subcontractor of Proginet or its Affiliates or damage to real property or tangible personal property of Proginet or any of its Affiliates or their respective employees or subcontractors, in each case to the extent that such death, injury or damage was directly caused by the negligence or willful misconduct of Beta Systems or any of its directors, officers, employees or agents,

(b)  the breach by Proginet of any Proginet Contract where such breach was proximately caused by Beta Systems, or

(c)  any claim that the Services or any materials provided by Beta Systems infringe upon the proprietary or other rights of any third party.

Beta Systems’ obligations under this Section 9.01 shall survive such expiration or termination of this Services Agreement.

Section 9.02.   Proginet’s Indemnity Obligations.  Subject to Section 9.01, Proginet will indemnify, defend and hold harmless Beta Systems and its Affiliates and their directors, officers, employees and agents (the “Beta Systems Indemnified Parties”) from and against any and all Losses arising from claims by third parties, whether based in whole or in part in contract, tort, negligence, statute or otherwise, arising from the death of or bodily injury to any employee or subcontractor of Beta Systems or its Affiliates or damage to real property or tangible personal property of Beta Systems or any of its Affiliates or their respective employees or subcontractors, in each case to the extent that such death, injury or damage was directly caused by the negligence or willful misconduct of Proginet or any of its directors, officers, employees or agents. Proginet’s obligations under this Section 9.02 shall survive such expiration or termination of this Services Agreement.

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Section 9.03.   Third Party Claim Procedures.  A Beta Systems Indemnified Party or Proginet Indemnified Party (in either case, an “Indemnified Party”) seeking indemnification from Beta Systems or Proginet (in either case, an “Indemnifying Party”) with respect to a third party claim will give the Indemnifying Party prompt written notice of such third party claim.  Failure to give such notice will not reduce the obligations of the Indemnifying Party under this Article, except to the extent that the Indemnifying Party is prejudiced thereby.  After such notice, if the Indemnifying Party acknowledges in writing to such Indemnified Party that the right of indemnification under this Services Agreement applies with respect to such third party claim, then the Indemnifying Party may, if it elects, in a written notice delivered to the Indemnified Party no later than 14 calendar days prior to the date on which a response to such third party claim is due or 14 calendar days after receipt of the written notice (whichever is sooner), take control of the defense of such third party claim.  In such case, the Indemnifying Party will select and engage attorneys at the expense of the Indemnifying Party.  The Indemnified Party will reasonably cooperate with the Indemnifying Party and its attorneys in the investigation, trial and defense of such third party claim and any appeal arising therefrom and the Indemnified Party may, at its own expense, participate, through its attorneys or otherwise, in such investigation, trial and defense of such third party claim and any appeal arising therefrom.  The Indemnifying Party will not enter into any settlement that involves any action, admission, or liability of the Indemnified Party without the prior written consent of the Indemnified Party, which consent will not be unreasonably withheld or delayed.  After notice by the Indemnifying Party of its election to take control of the defense of any such third party claim, the Indemnifying Party will not be liable to the Indemnified Party for any legal expenses incurred thereafter by such Indemnified Party in connection with such defense.  If the Indemnifying Party does not take control of the defense of such third party claim, the Indemnifying Party may participate in such defense, at its expense, and the Indemnified Party may reasonably defend and settle such third party claim in its discretion, at the expense of the Indemnifying Party.

Section 9.04.   Subrogation.  In the event that an Indemnifying Party will be obligated to indemnify an Indemnified Party with respect to a third party claim, the Indemnifying Party will, upon fulfillment of its obligations with respect to indemnification hereunder, including payment in full of all amounts due pursuant to its indemnification obligations, be subrogated to the rights of the Indemnified Party with respect to the third party claim to which such indemnification relates.

ARTICLE X - TERM AND TERMINATION

Section 10.01. Term.  This Services Agreement will commence on the Effective Date and continue until the second anniversary of the Effective Date (the “Initial Term”).  This Services Agreement will automatically renew for additional 12 month periods (each, a “Renewal Term”) unless either Party gives the other written notice of non-renewal at least 180 days prior to the expiration of the then-current term.  The Initial Term and any Renewal Terms are collectively referred to herein as the “Term.”

Section 10.02. Termination by Beta Systems. Beta Systems may terminate this Services Agreement on 180 days’ prior written notice to Proginet if Proginet fails to pay when due any Service Fee or other undisputed amount payable to Beta Systems, and any such default is not cured by Proginet within 60 days after receiving written notice of such default from Beta Systems.

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Section 10.03.  Termination by Proginet. Proginet may terminate this Services Agreement on 180 days’ prior written notice to Beta Systems if Beta Systems fails to perform in any material respect any obligation to Proginet, and any such default is not cured by Beta Systems within 60 days after receiving written notice of such default from Proginet.

Section 10.04.  Additional Termination Rights.

(a)	This Services Agreement may be terminated at any time by mutual written agreement signed by authorized representatives of both Parties.

(b)
Without prejudice to any right or remedy either Party may have against the other for breach or non-performance of this Services Agreement, either Party will have the right by notice in writing to the other Party to terminate this Services Agreement on the happening of any of the following events: (a) if the other Party passes a resolution for its winding-up (except in connection with a bona fide business reorganization), or a court of competent jurisdiction makes an order for the winding-up of the other Party, or the dissolution of the other Party; (b) if the other Party becomes insolvent, files or has filed against it a petition under bankruptcy law or other Law relating to insolvency, or makes an assignment or other arrangement for the benefit of its creditors; (c) if the other Party fails to make any payment in respect of any material indebtedness when due or within any applicable grace period; or (d) if the other Party ceases, or threatens to cease, to carry on business.

Section 10.05.  Force Majeure. As used herein, “Force Majeure Event” means any event that is outside the reasonable control of the affected Party, its subcontractors and suppliers and includes acts of God, wars, blockades, embargoes, riots, civil disturbances, acts of terrorism or government in response thereto, malicious damage, accidents, fires, floods, storms, explosions, earthquakes and other natural disasters, epidemics, industry-wide shortages of labor or materials, power or telecommunications failures or outages, labor disputes and prohibitions or restrictions or changes in applicable Law, or any other event that is outside the reasonable control of a Party whether or not such event is similar to the foregoing.  Neither Party will be liable for any breach of its obligations under this Services Agreement resulting from the occurrence of a Force Majeure Event. Each Party will give written notice as soon as is reasonably possible to the other Party upon such Party becoming aware of a Force Majeure Event that prevents such Party from performing its obligations under this Services Agreement.  Such notice will detail the circumstances giving rise to the Force Majeure Event.  If a Force Majeure Event causes Beta Systems to allocate limited resources among its customers, Proginet will receive no less priority in respect of such allocation than any of the other customers.  Each Party will use commercially reasonable efforts to mitigate the effects of any Force Majeure Event.  If Beta Systems is prevented from performing the Services, or any material portion thereof, for a period of more than 15 days due to a Force Majeure Event, Proginet may terminate this Services Agreement upon 30 days’ prior written notice to the other Party.

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Section 10.06.  Exit Services.  In connection with any termination of this Services Agreement pursuant to Sections 10.02 through 10.05, at Proginet’s request, Beta Systems and Proginet will discuss in good faith, formulate and implement a detailed plan, including the amount of the fees for such services, for the orderly transition of the Services from Beta Systems to Proginet or a third party (the “Exit Services”).  During the Exit Services, the Parties will cooperate to facilitate a smooth transition of the Services and Beta Systems will provide information to enable Proginet and Proginet’s designee to continue to perform the Services.  As part of such information, Beta Systems will provide to Proginet detailed, written descriptions of all processes and procedures used by Beta Systems to perform the Services, as well as all technical materials, documentation, knowledge bases, call scripts, and both current and archived problem records.

Section 10.07.  Claim Assertion.  Neither Party may assert against the other Party any claim through mediation, arbitration or litigation for breach or non-performance in connection with this Services Agreement unless the asserting Party has given the other Party written notice of the claim within two years after the asserting Party first knew or reasonably should have known of the underlying facts giving rise to such claim.

Section 10.08.  Survival.  The provisions of Articles III, VI, VII, VIII, IX, XI and this Section will survive any termination of this Services Agreement.

ARTICLE XI - MISCELLANEOUS

Section 11.01.  Notice.  All notices and other communications hereunder will be in writing and will be deemed to have been duly given only if delivered personally, by nationally recognized overnight courier service or mailed by registered or certified mail, postage prepaid, return receipt requested, or by telecopy to the Parties at the addresses or fax numbers set forth below the names of the Parties on the signature page of this Services Agreement.  All such notices, requests and other communications will be deemed given upon receipt and shall be deemed received upon delivery.  Either Party may from time to time change its address or other information for notices to that Party by giving notice specifying such change to the other Party.

Section 11.02.  Entire Agreement; Amendment.  This Services Agreement constitutes the entire agreement between the Parties with respect to the subject matter contained herein, and supersedes any prior understandings and agreements between them respecting such subject matter.  This Services Agreement may be amended, modified or supplemented only by a writing executed and delivered by or on behalf of each Party.  Any term or condition of this Services Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver will be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition.  No waiver by either Party of any term or condition of this Services Agreement, in one or more instances, will constitute a waiver of the same or any other term or condition of this Services Agreement on any future occasion.  No delay or omission by a Party to exercise any right under this Services Agreement will impair or be construed as a waiver of such right.

Section 11.03.  No Assignment; Binding Effect.  Except as provided in the following sentence, no Party may assign this Services Agreement or any part hereof or any benefit or interest herein without the prior written consent of each other Party.  Upon 10 business days’ notice to the other Parties (or, such shorter period as may be practicable if confidentiality or other concerns prevent the giving of such advance notice), a Party may assign this Services Agreement (and the rights and obligations hereunder) to (i) any Affiliate of such Party that expressly assumes the assigning Party’s obligations and responsibilities under this Services Agreement (provided that the assigning Party shall remain fully liable for, and not be relieved from, the full performance of all obligations under this Services Agreement), (ii) any third party that acquires all or substantially all of the assigning Party’s assets, or (iii) or the assigning Party’s successor by way of merger or acquisition.  Any attempted assignment that does not comply with the terms of this Section 11.03 shall be null and void.  A transaction that does not cause this Services Agreement, or its rights or obligations, to be transferred to a different entity shall not be deemed an assignment.

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Section 11.04.  Relationship of the Parties; No Third Party Beneficiary.  The Parties intend to create an independent contractor relationship and nothing contained in this Services Agreement will be construed to make either Party a partner, joint venturer, principal, agent, fiduciary or employee of the other Party.  No director, officer or employee of Beta Systems will, by virtue of this Services Agreement or the transactions contemplated hereby, be deemed to be an employee or agent of Proginet.  Neither Party will have any right, power or authority, express or implied, to bind the other Party.

Section 11.05.  Dispute Resolution.

(a)
The Parties will make good faith efforts to first resolve internally any dispute subject to Section 11.05(b) by escalating it to higher levels of management.  A request for arbitration under Section 11.05(b) may not be filed until 30 days have elapsed from the initiation of such good faith efforts.

(b)
Any dispute, controversy, or claim arising out of, relating to, involving, or having any connection with this Services Agreement or otherwise related to the Services, including any question regarding the validity, interpretation, scope, performance, or enforceability of this dispute resolution provision, shall be exclusively and finally settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the “AAA”) and the AAA Optional Procedures for Large, Complex Commercial Disputes.  Any arbitration will be conducted on an individual, rather than a class-wide, basis.

(c)	The arbitration will be conducted in Nassau County, New York unless the Parties agree on another location.

(d)
The arbitration will be conducted by three arbitrators.  Each Party will appoint an arbitrator, obtain its appointee’s acceptance of such appointment, and deliver written notification of such appointment and acceptance to the other Party within 15 days after the due date of the respondent’s answering statement.  The two Party-appointed arbitrators will jointly agree upon and appoint a third arbitrator who will serve as the chairperson of the arbitral panel.  The Party-appointed arbitrators will obtain the chairperson’s acceptance of such appointment and notify the Parties in writing of said appointment and acceptance within 30 days after their appointment and acceptance as Party-appointed arbitrators.  If the two Party-appointed arbitrators are unable to agree upon the selection and appointment of the chairperson within that time frame, they will so notify the Parties in writing.  Upon such notice, one or both of the Parties may request in writing that the chairperson be appointed by the AAA in accordance with the AAA rules.  The AAA will notify the Parties in writing of the appointment and acceptance of the chairperson within 21 days after receiving such request.

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(e)
The Parties will be entitled to engage in reasonable discovery, including requests for production of relevant non-privileged documents.  Depositions and interrogatories may be ordered by the arbitral panel upon a showing of need.  It is the Parties’ intent that the discovery proceedings be conducted in a cost-effective manner.

(f)
All decisions, rulings, and awards of the arbitral panel will be made pursuant to majority vote of the three arbitrators.  The award will be in accordance with the applicable Law, will be in writing, and will state the reasons upon which it is based.  The arbitrators will have no power to modify or abridge the terms of this Services Agreement, including, but not limited to, Article VIII.  The award of the arbitrators will be final, and judgment on the award may be entered by any court having jurisdiction to do so.

(g)	Costs incurred in the arbitration proceeding, including attorneys’ fees and expenses, will be borne in the manner determined by the arbitral panel.

(h)
Nothing in this Services Agreement will prevent the Parties, prior to the formation of the arbitral panel, from applying to a court of competent jurisdiction for provisional or interim measures or injunctive relief as may be necessary to safeguard the property or rights that are the subject matter of the arbitration.  Once the arbitral panel is in place, it will have exclusive jurisdiction to hear applications for such relief, except that any interim measures or injunctive relief ordered by the arbitral panel may be immediately and specifically enforced by a court of competent jurisdiction.

(i)
This Section 11.05 will not apply to any claim arising from any patent or registered trademark.  Such claims will not be subject to arbitration and instead will be subject to judicial resolution.  In addition, any issue regarding the enforceability of the prohibition against class-wide arbitration will be decided by a court of competent jurisdiction and not by an arbitrator.

(j)
Unless otherwise agreed by the Parties or required by Law, the Parties, the arbitrators, and the AAA will maintain the confidentiality of all documents, communications, proceedings, and awards provided, produced or exchanged pursuant to an arbitration conducted under this Section 11.05.

Section 11.06.  Consent to Jurisdiction; Waiver of Jury Trial.  Subject to Section 11.05, each Party irrevocably submits to the exclusive jurisdiction of the United States District Court for Nassau County, New York, or any court of the State of New York  located in Nassau county  in any Action or Proceeding arising out of or relating to this Services Agreement or any of the transactions contemplated hereby, and agrees that any such Action or Proceeding will be brought only in such courts; provided, however, that such consent to jurisdiction is solely for the purpose referred to in this Section and will not be deemed to be a general submission to the jurisdiction of such courts other than for such purpose.  Subject to Section 11.05, each Party irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such Action or Proceeding brought in such courts and any claim that any such Action or Proceeding brought in such courts has been brought in an inconvenient forum.  Subject to Section 11.05, nothing contained herein will preclude a Party against which an Action or Proceeding is brought as aforesaid in any court of the State of New York  from seeking to remove such Action or Proceeding, pursuant to applicable federal Law, to the United States District Court in Nassau County, New York.  Subject to Section 11.05, nothing contained herein will preclude a Party from enforcing an Order in the courts of another jurisdiction.  Each Party waives any right to a jury trial in any Action or Proceeding arising out of or related to this Services Agreement.

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Section 11.07.  Remedies Cumulative; Invalid Provisions.  Except as otherwise provided herein, no right or remedy herein conferred on or reserved to either Party is intended to be exclusive of any other right or remedy, and each and every right and remedy will be cumulative and in addition to any other right or remedy under this Services Agreement or under applicable Law, whether now or hereafter existing, if appropriate.  If any provision of this Services Agreement is held to be illegal, invalid or unenforceable under any present or future Law or Permit, and if the rights and obligations of neither Party under this Services Agreement will be materially and adversely affected thereby, then (i) the remainder of this Services Agreement will not be affected and will be valid and enforceable to the fullest extent provided by Law and (ii) the illegal, invalid or unenforceable provision will be reformed to the minimum extent necessary to correct any invalidity while preserving to the maximum extent the rights and commercial expectations of the Parties.

Section 11.08.  Governing Law.  This Services Agreement will be governed by the Laws of the State of New York, without giving effect to principles of conflicts of law.

Section 11.09.  Public Securities Filings.  The Parties acknowledge that this Agreement, or portions thereof, and schedules thereto, and descriptions of any of the foregoing, may be required under applicable law to be disclosed in required public disclosure documents, or exhibits thereto, of Proginet filed with the United States Securities and Exchange Commission (the “SEC”) or any securities exchange on which its securities are listed for trading.  Prior to such disclosure, and subject to the next sentence, Proginet will inform Beta and will use commercially reasonable efforts to seek approval from the SEC or other applicable regulatory authority for the confidential treatment of certain confidential information identified by the Parties.  Prior to such disclosure, Proginet shall request redaction of such portions of the Agreement or disclosure that Beta reasonably requests to be redacted, unless, in Proginet’s judgment based on the advice of counsel, Proginet concludes that such redaction request is inconsistent with Proginet’s obligations under applicable law.

Section 11.10. Headings; Counterparts.  Headings in this Services Agreement are for convenience of reference only and will not affect its interpretation.  This Services Agreement may be signed in counterparts, each of which will be deemed an original.

[Signature page follows]

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IN WITNESS WHEREOF, Beta Systems and Proginet have executed and delivered this Services Agreement as of the date set forth upon each signature block below.

PROGINET CORPORATION	BETA SYSTEMS SOFTWARE OF CANADA, LTD.
By: __________________________________ Name: Sandy Weil Title: President & CEO Date: October 31, 2008

By: __________________________________

Name: Kamyar Niroumand

Title:  Member of Board of Directors

Date:  October 31, 2008

By: __________________________________

Name:  Harald Podzuweit

Title:  Member of Board of Directors

Date:  October 31, 2008

Address for Notices: Proginet Corporation 200 Garden City Plaza Garden City, NY USA 11530 Attention: Debra DiMaria, CFO Fax #: 516-535-3601	Address for Notices: Beta Systems Software of Canada Inc. 736 Eight Ave. SW, Suite 600 Calgary, Alberta T2P 1H4 Canada Attention: Scott Dimond, Director Fax # (403) 266-6767

Copy to:	Copy to:
Beta Systems Software AG General Counsel Senior Manager Legal Affairs Attention: Liane Anders Fax #: +49 (0)30 726 118 880

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SCHEDULE 1.01

DEFINITIONS

“AAA” has the meaning set forth in Section 11.05(b).

“Action or Proceeding” means any action, claim, suit, proceeding, arbitration, or audit, whether civil, criminal, or administrative, by or before any Governmental or Regulatory Authority.

“Affiliate” means any Person that directly or indirectly Controls, is Controlled by, or is under common Control with, the Person specified.

“Beta Call Tracking System” means the technology solution and associated processes used by Beta Systems to log, manage, and track Proginet Customer problem records.

“Beta Systems” has the meaning set forth in the Preamble.

“Beta Systems Indemnified Parties” has the meaning set forth in Section 9.02.

“Bug Fix” means a change Proginet or a Proginet Customer submitted to Beta Systems that requires consideration for resolution such that Beta Systems generates a scheduled software release.

“Change Control Process” means the process set forth in the Change Control Schedule by which the Parties may agree to Service Changes (as defined in such Schedule).

“Change Control Schedule” means Schedule 5.02.

“Confidential Information” has the meaning set forth in Section 7.01.

“Contract” means any written contract or agreement, lease, approval, Permit, evidence of indebtedness, mortgage, indenture, security agreement, or other contract or agreement.

“Control” means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other ownership interests or by Contract or otherwise.

“Customer Contracts” means the Proginet Contracts and those license and maintenance agreements between Beta Systems or one of its Affiliates and European Customers entered into pursuant to the Master Distributor Agreement.

“Customer” means a licensee of the Transferred Products that is eligible to receive support services in respect of such license.

“Effective Date” has the meaning set forth in the Preamble.

“Enhancement” means a request to adjust the code base outside of the current scope.  Requests will follow the release process and Beta Systems will obtain approval from Proginet prior to implementation.

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“Exit Services” has the meaning set forth in Section 10.06.

“Europe” means Europe and some neighboring areas agreed to by Beta Systems and Proginet as a method to determine who provides support for these customers.

“Force Majeure Event” has the meaning set forth in Section 10.05.

“Governmental or Regulatory Authority” means any court, tribunal, arbitrator, authority, agency, commission, official, or other instrumentality of competent authority of any government.

“Harbor License” has the meaning set forth in Section 6.03.

“Indemnified Party” has the meaning set forth in Section 9.03.

“Indemnifying Party” has the meaning set forth in Section 9.03.

“Initial Term” has the meaning set forth in Section 10.01.

“Intellectual Property” means any software, documentation, patent, trademark, trade name, service mark, service name, copyright (including rights in computer software), database right, invention, trade secret, design right, market-specific processing know-how, or brand name and other intellectual property rights, whether now existing or hereafter developed and whether capable of registration or not, and including all applications and rights to apply for the foregoing rights.

“Knowledge Base” means any system, internal or external, used by Beta Systems to record solutions to past problems relating in any way to the Transferred Products, and to record best-practices for responding to such problems.

“Law” means any law, statute, rule, regulation, ordinance, or other pronouncement having the effect of law of any government, or any federal, state, county, city, or other political subdivision, or any Governmental or Regulatory Authority.

“Losses” means losses, liabilities, damages, actions, claims, costs and expenses (including reasonable attorneys’ fees and disbursements).

“Non-European Locations” means those customers from everywhere in the world with the exception of continental Europe and the United Kingdom.

“Operational Procedures” means the collection of detailed processes and workflows that the Beta Systems service center staff will follow in delivering the Services.

“Order” means any writ, judgment, decree, injunction, or similar order of any Governmental or Regulatory Authority (whether preliminary or final).

“Party” means Beta Systems or Proginet.

“Permit” means any permit, license, certificate of authority, authorization, approval, registration, franchise or consent granted or issued by any Governmental or Regulatory Authority.

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“Person” means any individual, firm, partnership, limited liability partnership, corporation, limited liability company, association, joint venture, trust, or other entity, or any Governmental or Regulatory Authority.

“Proginet” has the meaning set forth in the Preamble and includes any Affiliate of Proginet who receives any Services under this Services Agreement.

“Proginet Contracts” means license or maintenance services agreements between Proginet and licensees of the Transferred Products.

“Proginet Customers” means customers of Proginet that are licensees of the Transferred Products pursuant to Proginet Contracts.

“Proginet Indemnified Parties” has the meaning set forth in Section 9.01.

“Proginet’s Business” has the meaning set forth in Section 5.02(a).

“Renewal Term” has the meaning set forth in Section 10.01.

“Service Fee” means any fee or other amount charged by Beta Systems to Proginet in connection with providing the Services to Proginet, the initial list of which is set forth in Schedule 3.01.

“Services” has the meaning set forth in Section 2.01.

“Services Agreement” has the meaning set forth in the preamble and, unless the context otherwise requires, includes all Schedules to this Services Agreement.

“Severity Level” means categories of help desk priority codes describing the degree of importance and priority level of a problem.

“Statement of Work” means a mutually agreed upon order for certain additional development services which outlines the services to be provided and the fees to be paid by Proginet for such services.

“Technical Support” means answering Proginet’s and Proginet’s Customers’ questions about technical problems encountered during delivery of the Services.

“Transferred Products” means the full product sets of Harbor NSM and Harbor HFT, otherwise known as Beta 50, 52, 53, 56, and 57

“Level 1” means individuals who are responsible for Technical Support.  Questions may be submitted by telephone, email or other supported channels.  Technical problems include system errors, user management and system availability issues.  If necessary, Level 1 will escalate the issue to Level 2.

“Level 2” means individuals who are responsible for Technical Support that cannot be resolved by Level 1.  If necessary, Level 2 will escalate the problem to Level 3.

“Level 3” means individuals who are responsible for Technical Support that cannot be resolved by Level 1 or Level 2. Level 3 personnel are developers who can make changes to the source code of the products being supported.

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“Term” has the meaning set forth in Section 10.01.

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SCHEDULE 2.01

SCOPE OF SERVICES

At the Effective Date of this agreement, Harbor Customers will be instructed to continue to seek support from Beta Systems in the same manner and with the same Calgary staff they communicated with prior to the Asset Exchange Agreement.

Weekly status meetings will be held between Beta Systems in Calgary and Proginet in New York to keep track of support activities and resolve any issues.

Beta Systems will begin the process of training Proginet technical support personnel for Level 1 support within four weeks of the Effective Date up to a maximum of ten days.  In addition, Beta shall provide additional training reasonably requested by Proginet at a rate of $ [***] per day.

Proginet will assume the responsibility for Level 1 support for Non-European Location Customers by January 15, 2009.

Beta Systems will continue to provide Level 1 support for Europe Customers.

Beta Systems will continue to provide Level 2 and Level 3 support for all Harbor NSM and HFT Customers.

Beta Systems in Calgary will be responsible for providing Level 1, 2 & 3 support for Customers in Europe and Level 2 & 3 support for Customers in Non-European Locations.

The Services will include the receipt and handling for all technical support calls from Customers.  These calls may result in many different kinds of support, ranging from answering questions to fixing bugs to implementing mandatory maintenance changes and enhancements.

As part of the Services and beginning on the first anniversary of the Effective Date and on each 12-month anniversary thereafter, Beta Systems shall consolidate those prior patches and maintenance releases issued since the last consolidated release into a new version of the Transferred Products and distribute such consolidated version to Proginet.

The above levels of support and types of services are more thoroughly defined in Schedule 2.01-A, Support Level Requirements.

Program Management: Beta Systems will dedicate a program manager to coordinate operational support for the Services.  In addition, Proginet will similarly dedicate a representative to coordinate with Beta Systems’ program manager.

Reporting:

Beta shall provide a monthly management summary report showing issues, responses, resolutions, response times, and outstanding calls, in a mutually agreed to format.

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Proginet shall have full online access of the Beta Systems CRM system being used to track support calls; provided, however, until such online access is available, Beta shall provide Proginet with weekly written status reports.

Support Call Handling Process

Support is a structured process designed to efficiently and effectively deal with a call that will originate through a telephone, email, etc. and to resolve the issue raised in this call in the fastest amount of time.

The call handling process is as follows: [***- Omitted 4 pages]

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SCHEDULE 2.01 - A

SUPPORT LEVEL REQUIREMENTS

In this Schedule the priorities given to a support issue, the expected response times for each Severity, and the levels of support and the escalation process are detailed.

Service Level / Response Standards [***- omitted 3 pages]

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SCHEDULE 2.02

CURRENT CUSTOMERS [***]

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SCHEDULE 3.01

SERVICE FEES [***]

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SCHEDULE 5.02

CHANGE CONTROL PROCESS

A.        Change Control Procedure.

(a)
Either Party may request in writing that Beta Systems make changes, modifications or enhancements (each a “Service Change”) to the Services or to this Services Agreement (including corresponding changes to the Scope of Services, Service Fees and Service Levels), provided that such Service Change is within the scope of the Services.  For example, the Parties intend that the Scope of Services change over time as the Service evolve, including changes required by asset class additions, changes to definitions of Quality Levels, research method changes, vendor feed changes, and service operational changes.  Service Changes shall be requested by written notice delivered to the designated Beta Systems or Proginet representative, as applicable, in any case specifying in detail the proposed Service Change (a “Change Control Request”).

(b)
Proginet and Beta Systems shall cooperate with each other in good faith in discussing the scope and nature of each Change Control Request, the availability of Beta Systems personnel and resources to accommodate such Service Change and the timetable for implementation of such Service Change.  In addition, Proginet and Beta Systems will cooperate to manage the volume of Change Control Requests and the level of effort required to perform Change Analyses.

(c)
As soon as reasonably practicable following receipt of a Change Control Request from Proginet or simultaneously with Beta Systems’ delivery of a Change Control Request, Beta Systems will prepare and deliver to the Proginet a written analysis (a “Change Analysis”) describing any changes in products, Services, assignment of personnel and other resources that Beta Systems believes would be required, including an estimate of the change in Service Fees, Service Levels and termination fees.

(d)
The designated Beta Systems and Proginet representatives will meet to determine whether they desire for Beta Systems to proceed with the implementation of the proposed Service Change in accordance with the applicable Change Analysis, and if the representatives desire to proceed with the implementation of the proposed Service Changes, they shall evidence such agreement in writing (a “Change Order”).  Any disputes with respect to Change Control Requests, Change Analyses or written agreements to proceed with implementation of proposed Service Changes shall be handled in accordance with Section 11.05.

(e)	Following implementation of any Service Change, all affected Schedules to this Services Agreement shall be updated in accordance with the applicable Change Analysis.

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